Exhibit 99.2

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Thomas Hushen
(856) 342-6081	(856) 342-5227
ken_gosnell@campbells.com	thomas_hushen@campbells.com

Campbell Soup Company Announces Pricing of its Debt Tender Offers

CAMDEN, N.J., Jan. 23, 2020 -- Campbell Soup Company (NYSE:CPB) (the “Company”) announced today the pricing of its previously announced offers to purchase for cash up to $1.2 billion (the “Maximum Tender Amount”) of its 3.30% Senior Notes due 2021 (up to an increased sublimit of $328,644,000 aggregate principal amount) (the “2021 Notes”), 3.80% Senior Notes due 2042 (the “2042 Notes”), 3.65% Senior Notes due 2023 (up to an increased sublimit of $633,846,000 aggregate principal amount) (the “2023 Notes”), 3.95% Senior Notes due 2025 (up to a sublimit of $300,000,000 aggregate principal amount) (the “2025 3.95% Notes”), 3.30% Senior Notes due 2025 (the “2025 3.30% Notes”) and 4.15% Senior Notes due 2028 (up to a sublimit of $50,000,000 aggregate principal amount) (the “2028 Notes”, and together with the 2021 Notes, the 2042 Notes, the 2023 Notes, the 2025 3.95% Notes and the 2025 3.30% Notes, the “Securities”, and the foregoing sublimits, the “Series Tender Caps”). The Company refers to its offers to purchase the Securities as the “Offers.” The Company previously announced today that it amended the Offers to increase the previously announced Maximum Tender Amount from $1.0 billion to $1.2 billion, as well as the previously announced Series Tender Caps for the 2021 Notes and the 2023 Notes as set forth above.

Subject to the Maximum Tender Amount, the amounts of each series of Securities to be purchased is determined in accordance with the acceptance priority levels specified in the table below and on the cover page of the Offer to Purchase dated January 8, 2020 as amended by the Upsize and Early Tender Results Press Release issued by the Company today (the “Offer to Purchase”) in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level and 6 being the lowest Acceptance Priority Level. No more than the amount of the Series Tender Caps for each series of Securities will be purchased in the Offers.

The following table sets certain terms of the Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Reference U.S. Treasury Yield	Fixed Spread (basis points)(1)	Total Consideration (per $1,000)(1)
3.30% Senior Notes due 2021	134429 BD0	$650,000,000	1	2.375% U.S.T. due 03/15/21	1.569%	25	$1,016.64
3.80% Senior Notes due 2042	134429 AZ2	$400,000,000	2	2.250% U.S.T. due 08/15/49	2.179%	130	$1,049.83
3.65% Senior Notes due 2023	134429 BE8	$1,200,000,000	3	1.625% U.S.T. due 12/15/22	1.492%	40	$1,051.99
3.95% Senior Notes due 2025	134429 BF5	$850,000,000	4	1.750% U.S.T. due 12/31/24	1.537%	65	$1,082.68
3.30% Senior Notes due 2025	134429 BA6	$300,000,000	5	1.750% U.S.T. due 12/31/24	1.537%	80	$1,044.37
4.15% Senior Notes due 2028	134429 BG3	$1,000,000,000	6	1.750% U.S.T. due 11/15/29	1.727%	95	$1,104.16
(1)	Inclusive of the Early Tender Premium.

The Offers are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase, as amended by this press release. Because the aggregate principal amount of validly tendered and not validly withdrawn Securities exceeded the Maximum Tender Amount, the Securities will be purchased subject to Acceptance Priority Levels and proration as described in the Offer to Purchase. Because the aggregate principal amount of the 2023 Notes validly tendered and not validly withdrawn was greater than the applicable Series Tender Cap, the 2023 Notes validly tendered in the Offers will be subject to proration. Because the aggregate principal amount of the 2021 Notes, the 2042 Notes and the 2023 Notes accepted for payment equals the Maximum Tender Amount, no additional Securities will be accepted for payment pursuant to the Offers.

Although the Offers are scheduled to expire at 11:59 p.m., New York City time, on February 5, 2020, because the Maximum Tender Amount was fully subscribed as of January 22, 2020, 5:00 p.m. New York City time (the “Early Tender Date”), the Company does not expect to accept for purchase any Securities tendered after the Early Tender Date. Securities not accepted for purchase will be promptly returned or credited to the holder’s account.

The consideration to be paid in the Offers of each series validly tendered was determined in the manner described in the Offer to Purchase by reference to a fixed spread over the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Securities that were validly tendered and not validly withdrawn on or prior to the Early Tender Date and that are accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of the Securities accepted for purchase (the “Early Tender Premium”). The Total Consideration was determined at 10:00 a.m., New York City time, today.

Payments for Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the settlement date for such Securities accepted for purchase. Interest will cease to accrue on the settlement date for all Securities accepted, and no additional interest will be paid to holders who tender such Securities, including if a record date for an interest payment on such Securities has passed before the settlement date. The settlement date for Securities that were validly tendered on or prior to the Early Tender Date and are accepted for payment is expected to be January 24, 2020, the second business day following the Early Tender Date.

The Company’s obligation to accept for payment and to pay for the Securities validly tendered in the Offers is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. The Company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend, terminate or withdraw the Offers; (iii) increase or decrease the Maximum Tender Amount and/or increase, decrease or eliminate any of the Series Tender Caps; or (iv) otherwise amend any of the Offers in any respect.

BofA Securities, Citigroup, BNP PARIBAS and J.P. Morgan are acting as Lead Dealer Managers for the Offers. The Information Agent and Tender Agent is Global Bondholder Services Corporation. Copies of the Offer to Purchase and related offering materials are available by contacting the Information Agent by phone at (212) 430-3774 (banks and brokers) or (866) 470-3800 (all other calls toll-free) or by email at contact@gbsc-usa.com. Questions regarding the Offers should be directed to BofA Securities at (980) 387-3907 (collect) or (888) 292-0700 (toll-free); or Citigroup at (212) 723-6106 (collect) or (800) 558-3745 (toll-free).

None of the Company, its board of directors, the Dealer Managers, the Information Agent and Tender Agent, or the trustee with respect to the Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Offers. This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Offers are being made only pursuant to the Offer to Purchase, as amended by this press release, and only in such jurisdictions as is permitted under applicable law.

About Campbell Soup Company

Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life's moments.” For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The company is a member of the Standard and Poor's 500 and the FTSE4Good Index.

Forward-Looking Statements

This release contains “forward-looking statements” that reflect the Company’s current expectations as to its ability to consummate the Offers, including the timing, size, pricing or other terms of the Offers. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the Company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement are described in the Company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings, and include the ability to complete the Offers. The Company disclaims any obligation or intent to update the forward-looking statements to reflect events or circumstances after the date of this release.